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                                                                    EXHIBIT 99.3



PROXY CARD                     LIBERTE INVESTORS                      PROXY CARD
                               600 N. Pearl Street
                               Suite 420, LB #168
                              Dallas, Texas  75201
                          Telephone No. (214) 720-8950

            THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES FOR THE SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD ON AUGUST 15, 1996

        The undersigned hereby appoints Bradley S. Buttermore and Garry L. Mattingly, or in the event of their inability or unwillingness to serve, such other individuals as the Board of Trustees may designate, as Proxyholders, each with full power of substitution and resubstitution, and hereby authorizes any Proxyholder to represent and vote, as designated below, all of the Beneficial Shares of the Trust that the undersigned held on the Record Date at the Special Meeting to be held on August 15, 1996, which includes any continuation of such meeting pursuant to any adjournment of it to another time. Terms beginning with initial capital letters that are used but not defined in this Proxy Card have the meanings given to them in the Prospectus for the Special Meeting.

        The Board of Trustees recommends a vote "FOR" the following proposals:

1. PROPOSAL TO AMEND SECTION 8.2 OF THE DECLARATION OF TRUST TO ELIMINATE THE REQUIREMENT THAT AN ENTITY INTO WHICH THE TRUST REORGANIZES HAVE FEATURES SIMILAR TO THE TRUST, AND PERMIT SUCH ENTITY TO HAVE PERPETUAL EXISTENCE AND BROAD OPERATING AUTHORITY

          [ ] FOR                [ ] AGAINST           [ ] ABSTAIN from voting
              approval               approval              for approval

2. PROPOSAL TO APPROVE THE PLAN OF REORGANIZATION, UNDER WHICH THE TRUST WILL REORGANIZE INTO A DELAWARE CORPORATION

          [ ] FOR                [ ] AGAINST           [ ] ABSTAIN from voting
              approval               approval              for approval

3. PROPOSAL TO APPROVE THE STOCK PURCHASE AGREEMENT, UNDER WHICH THE COMPANY WILL SELL SHARES OF COMMON STOCK TO THE PURCHASER THAT WILL CONSTITUTE APPROXIMATELY 40% OF THE OUTSTANDING SHARES IMMEDIATELY AFTER THE SALE

          [ ] FOR                [ ] AGAINST           [ ] ABSTAIN from voting
              approval               approval              for approval

4. Any Proxyholder is authorized to vote upon procedural matters properly coming before the Special Meeting in accordance with such Proxyholder's best judgment.

                           (Continued on other side)

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                          (Continued from other side)

        A PROXYHOLDER WILL VOTE THE UNDERSIGNED'S BENEFICIAL SHARES IN THE MANNER DIRECTED ON THIS PROXY CARD. IF THE UNDERSIGNED DOES NOT GIVE DIRECTIONS ON THIS PROXY CARD WITH RESPECT TO PROPOSAL 1, 2, OR 3, A PROXYHOLDER WILL VOTE SUCH BENEFICIAL SHARES FOR PROPOSAL 1, 2, OR 3, RESPECTIVELY.

        Please sign and date below. When Beneficial Shares are held by joint tenants, both joint tenants should sign. When signing as administrator, attorney-in-fact, executor, fiduciary, guardian, officer, trustee, or other person acting in a representative capacity, please give your full title. If a corporation, an authorized officer should sign in the name of the corporation. If a partnership, a general partner should sign in the name of the partnership.



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                              *                                        *
        PLEASE MARK, SIGN     * ______________________________________ *
        DATE, AND RETURN      *              Signature                 *
        THIS PROXY CARD       *                                        *
        PROMPTLY USING THE    * ______________________________________ *
        ENCLOSED ENVELOPE.    *        Signature if held jointly       *
                              *                                        *
                              * Dated:  _________________, 1996        *
                              *                                        *
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